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                                                                   EXHIBIT 5.01


                               BAKER & MCKENZIE
                               ATTORNEYS AT LAW
                                 [LETTERHEAD]

                                  SUITE 1600
                                BARNETT TOWER
                             701 BRICKELL AVENUE
                          MIAMI, FLORIDA 331310-2827
                           TELEPHONE (305) 789-8900
                       CABLE ABOGADOMIA - TELEX 592386
                           FACSIMILE (305) 789-8953


June 14, 1996


AVTEAM, Inc.
3230 Executive Way
Miramar, Florida 33025

        Re:  Offering of Common Stock of AVTEAM, Inc.

Gentlemen:

        On May 3, 1996, AVTEAM, Inc., a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (Registration Statement No. 333-04426) on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company and certain stockholders (the "Selling Stockholders") of an aggregate of 3,450,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

        In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company;
(ii) resolutions of the Board of Directors of the Company authorizing the offering and the issuance of the shares to be sold by the Company and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuiness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the
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BAKER & MCKENZIE

   AVTEAM, Inc.
   June 14, 1996
   Page - 2 -


   Company and upon documents, records and instruments furnished to us by the Company, without independent verification of their accuracy.

        Based upon the foregoing examination, we are of the opinion that the Shares have been duly and validly authorized and, when issued and delivered in accordance with the Underwriting Agreement filed as Exhibit 1.01 to the Registration Statement, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required to be filed with the Registration Statement under the Act or the rules and regulations of the Commission thereunder.



                                                Very truly yours,

                                            /s/ Baker & McKenzie
                                            ---------------------
                                                Baker & McKenzie

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